Exhibit 99.1

Visa Inc. Reports Strong Fiscal Fourth Quarter Adjusted Earnings Per Share Growth of 17% and Full-Year 2014 Adjusted Earnings Per Share Growth of 19% and Announces a New $5.0 Billion Share Repurchase Program

•	Adjusted quarterly net income of $1.4 billion or $2.18 per diluted class A common share, excluding special item, an increase of 14% and 17% over the prior year, respectively

•	Adjusted full-year 2014 net income of $5.7 billion or $9.07 per diluted class A common share, excluding special item, an increase of 15% and 19% over the prior year, respectively

•	GAAP quarterly net income of $1.1 billion or $1.72 per diluted class A common share, including special item, a decrease of 10% and 7% over the prior year, respectively

•	GAAP full-year 2014 net income of $5.4 billion or $8.62 per diluted class A common share, including special item, an increase of 9% and 14% over the prior year, respectively

•	The Company authorized a new $5.0 billion repurchase program, in addition to the previously announced 20% quarterly dividend increase

Foster City, CA, October 29, 2014 – Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal fourth quarter and full-year 2014. GAAP net income in the fiscal fourth quarter of 2014 was $1.1 billion or $1.72 per share, a decrease of 10% and 7% over the prior year, respectively. GAAP net income for the full-year 2014 was $5.4 billion or $8.62 per share, an increase of 9% and 14% over the prior year, respectively. All references to earnings per share assume fully-diluted class A share count unless otherwise noted.

On an adjusted basis, the Company’s financial results excluded the impact of a special item related to amounts covered by the retrospective responsibility plan of $450 million and related tax benefit during the fiscal fourth quarter. On an adjusted basis, net income in the fiscal fourth quarter was $1.4 billion or $2.18 per share, an increase of 14% and 17% over the prior year, respectively. On an adjusted basis, net income for the full-year 2014 was $5.7 billion or $9.07 per share, an increase of 15% and 19% over the prior year, respectively.

GAAP net operating revenue in the fiscal fourth quarter of 2014 was $3.2 billion, an increase of 9% nominally or 10% on a constant dollar basis over the prior year. The strengthening of the U.S. dollar versus the prior year quarter negatively impacted net operating revenue growth by about 1.5 percentage points.

GAAP net operating revenue for the full-year 2014 was $12.7 billion, an increase of 8% nominally or 10% on a constant dollar basis over the prior year, driven by solid revenue growth contributions from service and data processing revenues. The strengthening of the U.S. dollar versus the prior year negatively impacted net operating revenue growth by about 2 percentage points.

Adjusted quarterly and full-year operating expenses and net income per class A common share outstanding are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying financial tables.

“Our enviable competitive position, strong business model, and great talent helped us deliver adjusted EPS growth of 17% for the fourth quarter and 19% for the full year in the face of continued tepid economic growth and a strengthening dollar. More importantly, the underlying metrics which will drive our revenue growth over the longer term are strong and getting stronger,” said Charlie Scharf, Chief Executive Officer of Visa Inc. “Our partnerships are growing, our capabilities are improving, and the opportunity for Visa to disintermediate cash across the globe is bigger than ever. Our investments in Visa Checkout, Visa Token Services, and Visa Digital Solutions are just beginning to have an impact in the marketplace. We will continue to invest in these and other areas and remain confident in our ability to capture the growing opportunity in payments.

Fiscal Fourth Quarter 2014 Financial Highlights:

Payments volume growth, on a constant dollar basis, for the three months ended June 30, 2014, on which fiscal fourth quarter service revenue is recognized, was 12% over the prior year at $1.2 trillion.

Payments volume growth, on a constant dollar basis, for the three months ended September 30, 2014, was 11% over the prior year at $1.2 trillion.

Cross-border volume growth, on a constant dollar basis, was 10% for the three months ended September 30, 2014.

Total processed transactions, which represent transactions processed by VisaNet, for the three months ended September 30, 2014, were 16.9 billion, a 9% increase over the prior year.

Fiscal fourth quarter 2014 service revenues were $1.5 billion, an increase of 8% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 14% over the prior year to $1.3 billion. International transaction revenues grew 4% over the prior year to $938 million. Other revenues, which include the Visa Europe licensing fee, were $212 million, a 16% increase over the prior year. Client incentives, which are a contra revenue item, were $768 million and represent 19.2% of gross revenues.

The Company recorded a $450 million pre-tax litigation provision, or $283 million on an after-tax basis, in the fiscal fourth quarter of 2014 related to the interchange multidistrict litigation case.

Excluding the covered litigation provision, total adjusted operating expenses were $1.2 billion for fiscal fourth quarter 2014, flat over the prior year results, primarily related to a reduction in professional fees offset by increases in general and administrative costs and other corporate expenses to support the Company’s global business growth initiatives.

GAAP effective tax rate was 30.8% for the quarter ended September 30, 2014.

The weighted-average number of diluted class A common shares outstanding in the fiscal fourth quarter was 623 million.

Cash, cash equivalents, and available-for-sale investment securities were $6.9 billion at September 30, 2014.

Fiscal Full-Year 2014 Financial Highlights:

For the fiscal full-year 2014, service revenues were $5.8 billion, an increase of 8% over the prior year. Data processing revenues rose 11% over the prior year to $5.2 billion. International transaction revenues, which are driven by cross-border volume, grew 5% over the prior year to $3.6 billion. Other revenues, which include the Visa Europe licensing fee, were $770 million, a 7% increase over the prior year. Client incentives, which are a contra revenue item, were $2.6 billion and represent 16.9% of gross revenues.

Total processed transactions, which represent transactions processed by VisaNet for the twelve months ended September 30, 2014, totaled 64.9 billion, an 11% increase over the prior year.

Excluding the aforementioned litigation provision, total adjusted operating expenses were $4.6 billion for the twelve months ended September 30, 2014, flat over the prior year adjusted results, primarily related to a reduction in professional fees and personnel, offset by continued investments in infrastructure, technology and network processing to support the Company’s global growth initiatives.

GAAP effective tax rate was 29.6% for the twelve months ended September 30, 2014.

The weighted-average number of diluted class A common shares outstanding for the full year was 631 million.

Notable Events:

During the three months ended September 30, 2014, total as-converted class A common stock was reduced by 5.7 million shares, which was funded from $1.2 billion of our operating cash on hand. Of the $1.2 billion, $756 million was used to repurchase 3.6 million shares of class A common stock in the open market, at an average price of $211.19. In addition, we deposited $450 million from our operating cash into the litigation escrow account previously established under the retrospective responsibility plan. This deposit has the same economic effect on earnings per share as repurchasing the Company’s class A common stock as it reduces the as-converted class B common stock share count.

During the twelve months ended September 30, 2014, total as-converted class A common stock was reduced by 21.8 million shares, at an average price of $209.15 per share, using $4.6 billion of cash on hand. Of the $4.6 billion, $4.1 billion was used to repurchase shares of class A common stock in the open market at an average price of $208.50. At September 30, 2014, the Company had $682 million of remaining funds, authorized by the board of directors, available for share repurchase under the current program.

As announced on October 22, 2014, the Board of Directors declared a quarterly dividend in the aggregate amount of $0.48 per share of class A common stock (determined in the case of class B and class C common stock on an as-converted basis) payable on December 2, 2014, to all holders of record of the Company’s class A, class B and class C common stock as of November 14, 2014.

The Board of Directors has authorized a new $5.0 billion class A common stock share repurchase program. The shares may be repurchased from time to time as market conditions warrant, and authorization for the program is subject to further change at the discretion of the Board.

Financial Outlook:

Visa Inc. provides its financial outlook for the following metrics for fiscal full-year 2015:

•	Annual net revenue growth: Constant dollar revenue growth of low double digits, with an expectation of two percentage points of negative foreign currency impact;

•	Client incentives as a percent of gross revenues: 17.5% to 18.5% range;

•	Annual operating margin: Mid 60s;

•	Tax rate: Low 30s;

•	Annual diluted class A common stock earnings per share growth: Mid teens; and

•	Annual free cash flow greater than $6 billion.

Fiscal full-year 2015 annual diluted earnings per share growth assumes an adjusted basis for fiscal full-year 2014.

Fiscal Fourth Quarter 2014 Earnings Results Conference Call Details:

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

About Visa

Visa Inc. (NYSE: V) is a global payments technology company that connects consumers, businesses, financial institutions, and governments in more than 200 countries and territories to fast, secure and reliable electronic payments. We operate one of the world’s most advanced processing networks —VisaNet — that is capable of handling more than 56,000 transaction messages a second, with fraud protection for consumers and assured payment for merchants. Visa is not a bank and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, pay ahead of time with prepaid or pay later with credit products. For more information, visit usa.visa.com/about-visa, visacorporate.tumblr.com and @VisaNews.

Forward-Looking Statements:

This Press Release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are identified by words such as “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “could,” “should,” “will,” “will continue” and other similar expressions. Examples of forward-looking statements include, but are not limited to, statements we make about our revenue, client incentives, operating margin, tax rate, earnings per share, free cash flow, and the growth of those items.

By their nature, forward-looking statements: (i) speak only as of the date they are made; (ii) are not statements of historical fact or guarantees of future performance; and (iii) are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from our forward-looking statements due to a variety of factors, including the following:

•	the impact of laws, regulations and marketplace barriers, including:

•	rules capping debit interchange reimbursement rates and expanding financial institutions’ and merchants’ choices among debit payment networks promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	increased regulation in jurisdictions outside of the United States and in other product categories;

•	increased government support of national payment networks outside the United States; and

•	increased regulation on consumer privacy, data use and security;

•	developments in litigation and government enforcement, including those affecting interchange reimbursement fees, antitrust and tax;

•	new lawsuits, investigations or proceedings, or changes to our potential exposure in connection with pending lawsuits, investigations or proceedings;

•	economic factors, such as:

•	economic fragility in the Eurozone and in the United States;

•	general economic, political and social conditions in mature and emerging markets globally;

•	general stock market fluctuations which may impact consumer spending;

•	material changes in cross-border activity, foreign exchange controls and fluctuations in currency exchange rates; and

•	material changes in our financial institution clients’ performance compared to our estimates;

•	industry developments, such as competitive pressure, rapid technological developments and disintermediation from our payments network;

•	system developments, such as:

•	disruption of our transaction processing systems or the inability to process transactions efficiently;

•	account data breaches or increased fraudulent or other illegal activities involving Visa-branded cards or payment products; and

•	failure to maintain systems interoperability with Visa Europe;

•	costs arising if Visa Europe were to exercise its right to require us to acquire all of its outstanding stock;

•	the loss of organizational effectiveness or key employees;

•	the failure to integrate acquisitions successfully or to effectively develop new products and businesses;

•	natural disasters, terrorist attacks, military or political conflicts, and public health emergencies; and

various other factors, including those contained in our Annual Report on Form 10-K for the year ended September 30, 2013 and our other filings with the U.S. Securities and Exchange Commission. Additional information will also be available in our Annual Report on Form 10-K for the year ended September 30, 2014. You should not place undue reliance on such statements. Except as required by law, we do not intend to update or revise any forward–looking statements as a result of new information, future developments or otherwise.

Contacts:

Investor Relations: Jack Carsky or Victoria Hyde-Dunn, 650-432-7644, ir@visa.com

Media Relations: Paul Cohen, 650-432-2990, globalmedia@visa.com

VISA INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2014	September 30, 2013
	(in millions, except par value data)
Assets
Cash and cash equivalents	$1,971	$2,186
Restricted cash—litigation escrow	1,498	49
Investment securities:
Trading	69	75
Available-for-sale	1,910	1,994
Income tax receivable	91	142
Settlement receivable	786	799
Accounts receivable	822	761
Customer collateral	961	866
Current portion of client incentives	210	282
Deferred tax assets	1,028	481
Prepaid expenses and other current assets	216	187

Total current assets	9,562	7,822
Investment securities, available-for-sale	3,015	2,760
Client incentives	81	89
Property, equipment and technology, net	1,892	1,732
Other assets	855	521
Intangible assets, net	11,411	11,351
Goodwill	11,753	11,681

Total assets	$38,569	$35,956

Liabilities
Accounts payable	$147	$184
Settlement payable	1,332	1,225
Customer collateral	961	866
Accrued compensation and benefits	450	523
Client incentives	1,036	919
Accrued liabilities	624	613
Accrued litigation	1,456	5

Total current liabilities	6,006	4,335
Deferred tax liabilities	4,145	4,149
Other liabilities	1,005	602

Total liabilities	11,156	9,086

Equity
Preferred stock, $0.0001 par value, 25 shares authorized and none issued	—	—
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 495 and 508 shares issued and outstanding at September 30, 2014 and 2013, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at September 30, 2014 and 2013	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 22 and 27 shares issued and outstanding at September 30, 2014 and 2013, respectively	—	—
Additional paid-in capital	18,299	18,875
Accumulated income	9,131	7,974
Accumulated other comprehensive (loss) income, net:
Investment securities, available-for-sale	31	59
Defined benefit pension and other postretirement plans	(84)	(60)
Derivative instruments classified as cash flow hedges	38	23
Foreign currency translation adjustments	(2)	(1)

Total accumulated other comprehensive (loss) income, net	(17)	21

Total equity	27,413	26,870

Total liabilities and equity	$38,569	$35,956

VISA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2014	2013	2014	2013
	(in millions, except per share data)
Operating Revenues
Service revenues	$1,499	$1,385	$5,797	$5,352
Data processing revenues	1,348	1,186	5,167	4,642
International transaction revenues	938	899	3,560	3,389
Other revenues	212	183	770	716
Client incentives	(768)	(680)	(2,592)	(2,321)

Total operating revenues	3,229	2,973	12,702	11,778

Operating Expenses
Personnel	496	499	1,875	1,932
Marketing	241	236	900	876
Network and processing	128	122	507	468
Professional fees	94	130	328	412
Depreciation and amortization	112	106	435	397
General and administrative	153	129	507	451
Litigation provision	453	—	453	3

Total operating expenses	1,677	1,222	5,005	4,539

Operating income	1,552	1,751	7,697	7,239
Non-operating (expense) income	(2)	15	27	18

Income before income taxes	1,550	1,766	7,724	7,257
Income tax provision	477	574	2,286	2,277

Net income	$1,073	$1,192	$5,438	$4,980

Basic earnings per share
Class A common stock	$1.73	$1.86	$8.65	$7.61

Class B common stock	$0.73	$0.78	$3.63	$3.20

Class C common stock	$1.73	$1.86	$8.65	$7.61

Basic weighted-average shares outstanding
Class A common stock	492	509	498	520

Class B common stock	245	245	245	245

Class C common stock	24	27	26	28

Diluted earnings per share
Class A common stock	$1.72	$1.85	$8.62	$7.59

Class B common stock	$0.72	$0.78	$3.62	$3.19

Class C common stock	$1.72	$1.85	$8.62	$7.59

Diluted weighted-average shares outstanding
Class A common stock	623	644	631	656

Class B common stock	245	245	245	245

Class C common stock	24	27	26	28

VISA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Years Ended September 30,
	2014	2013	2012
	(in millions)
Operating Activities
Net income	$5,438	$4,980	$2,142
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization of client incentives	2,592	2,321	2,155
Share-based compensation	172	179	147
Excess tax benefit for share-based compensation	(90)	(74)	(71)
Depreciation and amortization of property, equipment, technology and intangible assets	435	397	333
Deferred income taxes	(580)	1,527	(1,690)
Litigation provision	453	3	4,101
Other	37	50	(8)
Change in operating assets and liabilities:
Income tax receivable	51	37	(67)
Settlement receivable	13	(345)	(42)
Accounts receivable	(53)	(38)	(161)
Client incentives	(2,395)	(2,336)	(1,757)
Other assets	(430)	(543)	41
Accounts payable	(56)	40	(17)
Settlement payable	107	506	270
Accrued and other liabilities	513	702	(227)
Accrued litigation	998	(4,384)	(140)

Net cash provided by operating activities	7,205	3,022	5,009

Investing Activities
Purchases of property, equipment, technology and intangible assets	(553)	(471)	(376)
Proceeds from disposal of property, equipment and technology	—	—	2
Investment securities, available-for-sale:
Purchases	(2,572)	(3,164)	(4,140)
Proceeds from maturities and sales	2,342	2,440	2,093
Acquisitions, net of cash received	(149)	—	(3)
Purchases of / contributions to other investments	(9)	(3)	(12)
Proceeds / distributions from other investments	—	34	22

Net cash used in investing activities	(941)	(1,164)	(2,414)

Financing Activities
Repurchase of class A common stock	(4,118)	(5,365)	(710)
Dividends paid	(1,006)	(864)	(595)
Deposits into litigation escrow account—retrospective responsibility plan	(450)	—	(1,715)
(Return to) payments from litigation escrow account—retrospective responsibility plan	(999)	4,383	140
Cash proceeds from exercise of stock options	91	108	174
Restricted stock and performance-based shares settled in cash for taxes	(86)	(64)	—
Excess tax benefit for share-based compensation	90	74	71
Payments for earn-out related to PlaySpan acquisition	—	(12)	(14)
Principal payments on capital lease obligations	—	(6)	(6)

Net cash used in financing activities	(6,478)	(1,746)	(2,655)

Effect of exchange rate changes on cash and cash equivalents	(1)	—	7

(Decrease) increase in cash and cash equivalents	(215)	112	(53)
Cash and cash equivalents at beginning of year	2,186	2,074	2,127

Cash and cash equivalents at end of year	$1,971	$2,186	$2,074

Supplemental Disclosures
Income taxes paid, net of refunds	$2,656	$595	$2,057
Non-cash accruals related to purchases of property, equipment, technology and intangible assets	$62	$46	$67

VISA INC.

FISCAL 2014 AND 2013 QUARTERLY RESULTS OF OPERATIONS

(UNAUDITED)

	Fiscal 2014 Quarter Ended				Fiscal 2013 Quarter Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
	(in millions)
Operating Revenues
Service revenues	$1,499	$1,417	$1,462	$1,419	$1,385
Data processing revenues	1,348	1,321	1,234	1,264	1,186
International transaction revenues	938	860	871	891	899
Other revenues	212	195	183	180	183
Client incentives	(768)	(638)	(587)	(599)	(680)

Total operating revenues	3,229	3,155	3,163	3,155	2,973

Operating Expenses
Personnel	496	463	446	470	499
Marketing	241	228	245	186	236
Network and processing	128	127	120	132	122
Professional fees	94	82	77	75	130
Depreciation and amortization	112	109	107	107	106
General and administrative	153	126	120	108	129
Litigation provision	453	—	—	—	—

Total operating expenses	1,677	1,135	1,115	1,078	1,222

Operating income	1,552	2,020	2,048	2,077	1,751
Non-operating (expense) income	(2)	10	13	6	15

Income before income taxes	1,550	2,030	2,061	2,083	1,766
Income tax provision	477	670	463	676	574

Net income	$1,073	$1,360	$1,598	$1,407	$1,192

VISA INC.

Reconciliation of Non-GAAP Financial Results

US$ in millions, except margin ratio and per share data

During the fourth quarter of fiscal 2014, we recorded a provision of $450 million and related tax benefits associated with litigation covered by the retrospective responsibility plan (“litigation provision”). We believe the presentation of our adjusted financial results, excluding the litigation provision, provides a clearer understanding of our operating performance for the periods presented.

	Three Months Ended September 30,
	Operating Expenses		Operating Margin(1),(2)		Net Income			Diluted Earnings per Share(2)
	2014	2013	2014	2013	2014		2013	2014	2013
As reported	$1,677	$1,222	48%	59%	$1,073		$1,192	$1.72	$1.85
Litigation provision	(450)	—	14%	—	283	(3)	—	0.45	—

Adjusted	$1,227	$1,222	62%	59%	$1,356		$1,192	$2.18	$1.85

Diluted weighted-average shares outstanding								623	644

	Twelve Months Ended September 30,
	Operating Expenses		Operating Margin(1),(2)		Net Income			Diluted Earnings per Share(2)
	2014	2013	2014	2013	2014		2013	2014	2013
As reported	$5,005	$4,539	61%	61%	$5,438		$4,980	$8.62	$7.59
Litigation provision	(450)	—	4%	—	283	(3)	—	0.45	—

Adjusted	$4,555	$4,539	64%	61%	$5,721		$4,980	$9.07	$7.59

Diluted weighted-average shares outstanding								631	656

(1)	Operating margin is calculated as operating income divided by total operating revenues.
(2)	Figures in the table may not recalculate exactly due to rounding. Operating margin and diluted earnings per share figures are calculated based on unrounded numbers.
(3)	The litigation provision adjustment to net income is shown net of tax. The tax impact is determined by applying applicable federal and state tax rates to the litigation provision.

Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended September 30, 2014, as well as the prior four quarterly reporting periods and the 12 months ended September 30, 2014 and 2013, for cards carrying the Visa, Visa Electron and Interlink brands. Also included is a table with information on the number of billable transactions processed on Visa Inc.’s CyberSource network.

1. Branded Volume and Transactions

The tables present total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended September 30, 2014
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$505	8.8%	8.8%	$351	11.6%	11.5%	3,999	$154	2.9%	3.0%	958
Canada	66	1.5%	6.8%	61	1.2%	6.5%	646	5	4.7%	10.1%	12
CEMEA	280	5.7%	14.8%	67	17.9%	26.4%	1,486	212	2.4%	11.6%	1,172
LAC	276	6.6%	12.2%	105	7.5%	14.5%	2,493	171	6.1%	10.8%	1,056
US	755	9.2%	9.2%	631	9.8%	9.8%	12,299	124	6.2%	6.2%	951

Visa Inc.	1,882	7.9%	10.2%	1,215	10.0%	11.3%	20,923	667	4.2%	8.3%	4,150
Visa Credit Programs
US	$327	12.7%	12.7%	$313	12.7%	12.7%	3,732	$14	11.8%	11.8%	17
International	505	7.4%	10.2%	457	8.7%	11.1%	5,553	49	-3.5%	2.9%	193

Visa Inc.	832	9.4%	11.2%	769	10.3%	11.7%	9,285	62	-0.5%	4.8%	210
Visa Debit Programs
US	$429	6.7%	6.7%	$319	7.0%	7.0%	8,567	$110	5.6%	5.6%	934
International	621	6.7%	11.5%	127	16.5%	20.7%	3,071	494	4.5%	9.3%	3,006

Visa Inc.	1,050	6.7%	9.5%	446	9.6%	10.6%	11,638	604	4.7%	8.6%	3,940

	For the 3 Months Ended June 30, 2014
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$488	7.0%	9.5%	$338	11.1%	12.3%	3,821	$151	-1.1%	3.8%	910	658	754
Canada	65	0.6%	7.6%	60	1.1%	8.2%	627	5	-5.2%	1.5%	12	39	46
CEMEA	276	5.0%	13.9%	65	18.1%	26.8%	1,389	212	1.6%	10.5%	1,196	313	310
LAC	266	-1.3%	9.6%	101	0.3%	12.4%	2,408	165	-2.3%	8.0%	1,013	418	446
US	750	9.3%	9.3%	628	10.0%	10.0%	12,221	122	5.8%	5.8%	941	579	742

Visa Inc.	1,845	6.1%	10.0%	1,191	9.4%	11.6%	20,465	654	0.7%	7.3%	4,071	2,007	2,298
Visa Credit Programs
US	$316	12.1%	12.1%	$303	12.3%	12.3%	3,575	$13	8.3%	8.3%	16	223	295
International	489	5.7%	10.1%	440	7.0%	11.0%	5,366	49	-4.3%	2.4%	199	478	536

Visa Inc.	805	8.1%	10.9%	744	9.1%	11.5%	8,941	62	-2.0%	3.5%	215	701	831
Visa Debit Programs
US	$433	7.4%	7.4%	$324	8.0%	8.0%	8,646	$109	5.5%	5.5%	925	356	447
International	607	2.7%	10.9%	123	15.0%	22.7%	2,878	484	0.0%	8.2%	2,931	950	1,020

Visa Inc.	1,040	4.6%	9.4%	447	9.8%	11.7%	11,524	592	0.9%	7.7%	3,856	1,306	1,467

Operational Performance Data

	For the 3 Months Ended March 31, 2014
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$481	7.1%	11.6%	$328	10.9%	14.9%	3,574	$153	-0.3%	5.0%	878	642	738
Canada	57	0.8%	10.3%	52	0.7%	10.1%	552	5	2.3%	11.9%	11	37	44
CEMEA	252	4.1%	14.1%	59	16.4%	28.0%	1,252	194	0.9%	10.5%	1,105	306	307
LAC	250	-4.7%	11.4%	95	-4.0%	13.9%	2,367	155	-5.1%	9.9%	984	411	439
US	690	8.0%	8.0%	575	8.6%	8.6%	11,141	115	5.1%	5.1%	875	568	725

Visa Inc.	1,730	4.9%	10.4%	1,108	8.0%	11.8%	18,887	622	-0.2%	7.9%	3,854	1,963	2,253
Visa Credit Programs
US	$281	10.2%	10.2%	$270	10.6%	10.6%	3,148	$12	1.4%	1.4%	14	215	283
International	463	4.9%	12.3%	417	6.0%	13.3%	5,069	46	-3.9%	4.1%	176	474	533

Visa Inc.	744	6.9%	11.5%	687	7.8%	12.2%	8,217	57	-2.8%	3.6%	191	688	816
Visa Debit Programs
US	$409	6.5%	6.5%	$305	6.8%	6.8%	7,993	$103	5.6%	5.6%	861	353	442
International	577	1.4%	11.9%	115	13.1%	24.8%	2,677	461	-1.1%	9.0%	2,802	922	994

Visa Inc.	985	3.5%	9.6%	421	8.4%	11.2%	10,670	564	0.0%	8.4%	3,663	1,275	1,436

	For the 3 Months Ended December 31, 2013
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$493	7.5%	12.7%	$339	8.3%	14.2%	3,677	$154	5.8%	9.5%	890	622	721
Canada	66	-0.1%	5.5%	62	-0.2%	5.5%	609	5	0.3%	6.0%	11	36	43
CEMEA	286	9.3%	13.2%	62	23.0%	28.5%	1,231	223	6.0%	9.6%	1,176	300	300
LAC	287	1.9%	10.8%	110	5.5%	15.9%	2,506	177	-0.2%	7.8%	1,066	407	437
US	706	7.8%	7.8%	591	8.5%	8.5%	11,589	115	4.3%	4.3%	895	564	718

Visa Inc.	1,838	6.7%	10.3%	1,164	8.3%	11.5%	19,613	674	3.9%	8.1%	4,038	1,929	2,219
Visa Credit Programs
US	$300	9.3%	9.3%	$288	9.6%	9.6%	3,446	$12	2.6%	2.6%	16	216	279
International	502	5.2%	11.5%	450	5.7%	12.5%	5,294	53	0.4%	4.1%	196	472	531

Visa Inc.	802	6.7%	10.7%	737	7.2%	11.3%	8,740	65	0.8%	3.8%	213	688	810
Visa Debit Programs
US	$406	6.7%	6.7%	$303	7.5%	7.5%	8,143	$103	4.5%	4.5%	879	348	439
International	630	6.7%	12.2%	124	18.0%	24.6%	2,730	506	4.2%	9.5%	2,947	893	970

Visa Inc.	1,036	6.7%	10.0%	427	10.3%	11.9%	10,873	609	4.3%	8.6%	3,826	1,241	1,409

	For the 3 Months Ended September 30, 2013

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$464	8.2%	13.5%	$314	8.5%	14.6%	3,557	$150	7.5%	11.1%	854	610	710
Canada	65	4.6%	9.4%	60	4.8%	9.6%	602	5	2.3%	7.0%	12	34	41
CEMEA	265	12.2%	15.9%	57	26.8%	32.1%	1,121	207	8.8%	12.1%	1,120	296	294
LAC	259	1.6%	10.7%	98	4.4%	14.6%	2,348	161	0.0%	8.5%	998	403	431
US	692	9.3%	9.3%	575	10.3%	10.3%	11,400	117	4.8%	4.8%	928	540	703

Visa Inc.	1,745	8.0%	11.5%	1,104	9.6%	12.7%	19,028	640	5.4%	9.5%	3,912	1,883	2,179
Visa Credit Programs
US	$290	10.9%	10.9%	$277	11.0%	11.0%	3,324	$12	8.2%	8.2%	16	207	277
International	470	6.3%	12.4%	420	6.9%	13.5%	5,138	50	1.8%	4.2%	196	468	526

Visa Inc.	760	8.0%	11.8%	697	8.5%	12.5%	8,461	63	3.0%	5.0%	212	675	804
Visa Debit Programs
US	$402	8.2%	8.2%	$298	9.6%	9.6%	8,076	$104	4.4%	4.4%	912	333	426
International	582	7.9%	13.6%	109	17.7%	24.6%	2,491	473	5.9%	11.3%	2,788	875	949

Visa Inc.	984	8.0%	11.3%	407	11.7%	13.2%	10,567	577	5.6%	10.0%	3,700	1,208	1,375

Operational Performance Data

	For the 12 Months Ended September 30, 2014
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$1,967	7.6%	10.6%	$1,355	10.5%	13.2%	15,071	$612	1.8%	5.3%	3,636
Canada	254	0.7%	7.4%	234	0.7%	7.5%	2,434	20	0.4%	7.2%	46
CEMEA	1,094	6.1%	14.0%	253	18.8%	27.4%	5,359	841	2.8%	10.5%	4,650
LAC	1,079	0.6%	11.0%	411	2.4%	14.2%	9,774	668	-0.4%	9.1%	4,118
US	2,901	8.6%	8.6%	2,425	9.2%	9.2%	47,251	476	5.4%	5.4%	3,662

Visa Inc.	7,295	6.4%	10.2%	4,678	9.0%	11.6%	79,888	2,617	2.1%	7.9%	16,113
Visa Credit Programs
US	$1,224	11.1%	11.1%	$1,173	11.3%	11.3%	13,902	$51	6.1%	6.1%	64
International	1,960	5.8%	11.0%	1,764	6.9%	11.9%	21,282	196	-2.8%	3.4%	765

Visa Inc.	3,183	7.8%	11.0%	2,937	8.6%	11.7%	35,183	246	-1.1%	3.9%	828
Visa Debit Programs
US	$1,677	6.8%	6.8%	$1,252	7.3%	7.3%	33,349	$425	5.3%	5.3%	3,598
International	2,434	4.4%	11.6%	489	15.7%	23.1%	11,356	1,945	1.9%	9.0%	11,686

Visa Inc.	4,112	5.4%	9.6%	1,741	9.5%	11.3%	44,705	2,370	2.5%	8.3%	15,284

	For the 12 Months Ended September 30, 2013
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$1,828	10.2%	12.6%	$1,227	10.4%	13.5%	13,291	$601	9.9%	10.7%	3,181	610	710
Canada	252	5.2%	5.7%	232	5.8%	6.3%	2,220	20	-1.1%	-0.6%	44	34	41
CEMEA	1,031	14.8%	17.2%	213	28.5%	32.3%	4,017	818	11.7%	13.8%	4,485	296	294
LAC	1,072	5.7%	12.3%	401	9.1%	17.1%	9,265	671	3.8%	9.7%	3,913	403	431
US	2,672	6.5%	6.5%	2,220	7.2%	7.2%	43,616	451	3.2%	3.2%	3,557	540	703

Visa Inc.	6,856	8.5%	10.4%	4,294	9.1%	10.7%	72,409	2,562	7.5%	9.8%	15,179	1,883	2,179
Visa Credit Programs
US	$1,101	10.2%	10.2%	$1,054	10.2%	10.2%	12,484	$48	9.2%	9.2%	62	207	277
International	1,852	8.1%	11.3%	1,651	8.8%	12.5%	19,495	201	2.6%	2.6%	772	468	526

Visa Inc.	2,953	8.9%	10.9%	2,704	9.4%	11.6%	31,979	249	3.8%	3.9%	833	675	804
Visa Debit Programs
US	$1,570	4.1%	4.1%	$1,166	4.6%	4.6%	31,132	$404	2.5%	2.5%	3,495	333	426
International	2,332	11.1%	14.7%	423	21.5%	26.0%	9,299	1,909	9.1%	12.5%	10,851	875	949

Visa Inc.	3,902	8.2%	10.0%	1,589	8.6%	9.3%	40,430	2,313	7.9%	10.5%	14,346	1,208	1,375

Operational Performance Data

Footnote

The preceding tables present regional total volume, payments volume and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron and Interlink brands for the relevant period; and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks; but excludes proprietary PLUS volume. Total volume represents payments volume plus cash volume.

Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.

The data presented is based on results reported quarterly by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable. On occasion, previously presented information may be updated.

Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Effective with the 3 months ended September 2013, Croatia moved from the CEMEA region to Visa Europe. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. International includes Asia Pacific, Canada, CEMEA and LAC.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.

Operational Performance Data

2. Cross-Border Volume

The table below represents cross-border volume growth for cards carrying the Visa, Visa Electron, Interlink and PLUS brands. Cross-border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)
3 Months Ended
Sep 30, 2014	9%	10%
Jun 30, 2014	6%	7%
Mar 31, 2014	5%	8%
Dec 31, 2013	11%	12%
Sep 30, 2013	9%	11%
12 Months Ended
Sep 30, 2014	8%	9%
Sep 30, 2013	10%	11%

3. Visa Processed Transactions

The table below represents transactions involving Visa, Visa Electron, Interlink and PLUS cards processed on Visa’s networks. CyberSource transactions are not included in this table, and are reported in the next section.

Period	Processed Transactions (millions)	Growth
3 Months Ended
Sep 30, 2014	16,943	9%
Jun 30, 2014	16,662	11%
Mar 31, 2014	15,354	11%
Dec 31, 2013	15,985	13%
Sep 30, 2013	15,491	14%
12 Months Ended
Sep 30, 2014	64,944	11%
Sep 30, 2013	58,472	10%

Operational Performance Data

4. CyberSource Transactions

The table below represents billable transactions processed on Visa Inc.’s CyberSource network.

Period	Billable Transactions (millions)	Growth
3 Months Ended
Sep 30, 2014	1,905	12%
Jun 30, 2014	1,890	15%
Mar 31, 2014	1,859	16%
Dec 31, 2013	1,894	20%
Sep 30, 2013	1,696	24%
12 Months Ended
Sep 30, 2014	7,549	16%
Sep 30, 2013	6,533	26%